UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2022

CAREDX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36536	94-3316839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Tower Place, 9th Floor

South San Francisco, California 94080

(Address of Principal Executive Offices) (Zip Code)

(415) 287-2300

Registrant’s telephone number, including area code

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, $0.001 Par Value	CDNA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2022, Ankur Dhingra, the Chief Financial Officer (principal accounting and financial officer) of CareDx, Inc. (the “Company”), notified the Company of his intent to resign from the Company, effective as of the end of the day on May 25, 2022, to pursue another career opportunity. Mr. Dhingra’s resignation is not a result of any disagreement with the Company or any matter relating to its accounting or financial policies or procedures or regulatory matters. The Company has launched a formal search process to identify Mr. Dhingra’s successor with the assistance of an established search firm.

In connection with Mr. Dhingra’s resignation, on May 20, 2022, the Company entered into a consulting agreement with Mr. Dhingra (the “Consulting Agreement”). Pursuant to the Consulting Agreement, commencing May 27, 2022, Mr. Dhingra will provide up to 20 hours of consulting services to the Company per month for an initial period of four months (the “Initial Period”), which, subject to the agreement of the Company and Mr. Dhingra, may be extended for an additional two month period, for a total consulting period of up to six months. As consideration for the services to be provided by Mr. Dhingra to the Company pursuant to the Consulting Agreement, the Company will pay Mr. Dhingra $10,000 per month of services provided during the term of the Consulting Agreement, as well as a one-time payment of $10,000, payable at the end of the Initial Period.

The Consulting Agreement also contains customary confidentiality and non-solicitation provisions.

The foregoing description of the Consulting Agreement is not complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2022.

The Company appointed Abhishek Jain, age 46, as the Company’s Interim Chief Financial Officer, effective May 26, 2022. Upon commencement of his appointment, Mr. Jain will assume the duties of the Company’s principal financial officer and principal accounting officer until such time as his successor is appointed, or until his earlier resignation or removal. There are no reportable family relationships or related party transactions (as defined in Item 404(a) of Regulation S-K) involving the Company and Mr. Jain.

Since joining CareDx in August 2021, Mr. Jain has been serving as the Company’s Vice President, Corporate Controller, where he has been responsible for global accounting functions and SEC filings. During that time, he has worked closely with CareDx’s Audit Committee of its Board of Directors, FP&A team and business partners. Prior to joining CareDx, Mr. Jain spent 20 years at Agilent Technologies, Inc., in a number of progressing finance positions and customer-facing roles, including his last role where he helped drive above-market growth for orders of an approximately $5 billion revenue business. Mr. Jain has extensive knowledge in driving channel strategy, expanding margins, scaling operations, and leading global teams. Mr. Jain is a member of the Institute of Chartered Accountants of India.

In connection with Mr. Jain’s appointment as Interim Chief Financial Officer, the Company entered into a promotion letter, dated May 21, 2022 (the “Jain Promotion Letter”). Pursuant to the Jain Promotion Letter, effective May 26, 2022, Mr. Jain’s annualized salary will be $305,000, and he will have a target annual performance bonus of 35% of his base salary for fiscal year 2022. His salary and performance bonus percentage may be adjusted in the future at the discretion of the Compensation Committee of the Company’s Board of Directors. Mr. Jain’s employment is on an “at will” basis. The Jain Promotion Letter also provides that Mr. Jain will be granted an option to purchase 10,000 shares of the Company’s common stock (the “Option”) and 15,000 restricted stock units (“RSUs”) under the Company’s 2014 Equity Incentive Plan, as amended, on May 26, 2022. The Option will vest, subject to Mr. Jain’s continued employment with the Company, 1/4th on the one-year anniversary of the grant date, and 1/48th of the total number of shares subject to the Option will vest at the end of each calendar month thereafter. The RSUs will vest, subject to Mr. Jain’s continued employment with the Company, 1/4th on the one-year anniversary of the grant date, and 1/4th of the total number of shares subject to the RSUs will vest on each one-year anniversary thereafter.

The foregoing description of the Jain Promotion Letter is not complete and is qualified in its entirety by reference to the full text of the Jain Promotion letter, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2022.

In connection with Mr. Jain’s appointment as the Company’s Interim Chief Financial Officer, the Company will also enter into an indemnification agreement with Mr. Jain in the same form as its standard form of indemnity agreement with the Company’s other executive officers.

Item 7.01	Regulation FD Disclosure.

CareDx continues to expect its revenue for the year will be in the range of $330 million to $350 million, as previously announced.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2022	CAREDX, INC.

	By:	/s/ Reginald Seeto, MBBS
Reginald Seeto, MBBS
President and Chief Executive Officer